CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report of White Dental Supply, Inc. (the "Company") on Form 10-Q for the three month period ended September 30, 2012, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Frederick B. Lawrence, acting in the capacity as the Chief Executive Officer of the Company, and I, Patrick Deparini, acting in the capacity as the Principal Financial Officer of the Company, certify to the best of our knowledge, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)

The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)

The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Frederick B. Lawrence

     Frederick B. Lawrence

     Chief Executive Officer

     November 14, 2012

/s/ Patrick Deparini

     Patrick Deparini

     Principal Financial Officer

     November 14, 2012